Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 28, 2017 with respect to the financial statements included in the Annual Report of Southwestern Energy Company 401(k) Savings Plan on Form 11-K for the year ended December 31, 2016, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/GRANT THORNTON LLP

Houston, Texas

November 30, 2018